Form 8-K	Page 1 of 3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2016

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Square Lancaster, Pennsylvania		17604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 717-291-2411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Page 2 of 3

Item 1.01 – Entry into a Material Definitive Agreement.

On July 11, 2016, Fulton Financial Corporation (“Fulton”) and Fiserv Solutions, LLC (“Fiserv”), executed a Master Agreement (the “Master Agreement”) that will replace a similar agreement between Fulton and Fiserv Solutions, Inc. dated June 23, 2011. Pursuant to the Master Agreement, Fiserv will provide to Fulton and its subsidiary banks a substantial majority of the deposit and loan account processing services, mortgage loan processing services, electronic banking services, data warehouse, related software and ancillary services, and product and system development services, which are necessary for the conduct of the banking business of Fulton’s subsidiary banks. The initial term of the Master Agreement continues through December 31, 2023, subject to earlier termination of all, or a portion or portions, of the Master Agreement by either Fulton or Fiserv under the circumstances set forth in the Master Agreement. Except upon certain events of default by Fiserv or Fiserv’s bankruptcy or insolvency, termination of all or a portion of the Master Agreement by Fulton would require that Fulton pay to Fiserv a termination fee. Upon expiration of the initial term, or any subsequent renewal term, the term of the Master Agreement will automatically renew as provided for in the Master Agreement, unless either Fulton or Fiserv provides timely notice of non-renewal.

The foregoing brief description of the Master Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Master Agreement, which is to be filed with Fulton’s Form 10-Q for the quarter ended September 30, 2016.

Form 8-K	Page 3 of 3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2016	FULTON FINANCIAL CORPORATION

	By:	/s/ Daniel R. Stolzer
Daniel R. Stolzer
Executive Vice President and General Counsel